Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Analog Devices, Inc. (the “Company”) for the period ended January 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David Zinsner, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 18, 2009	/s/ David A. Zinsner
David A. Zinsner
Chief Financial Officer